Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. ACQUIRES PERSONALIZATIONMALL.COM

•	Expands Bed Bath & Beyond’s Existing Assortment in Growing Product Personalization Category; Furthers Mission to Provide Differentiated Products, Services and Solutions to Customers

•	Supports PersonalizationMall.com’s Ongoing Efforts to Continually Improve Customer Experience Through Enhancements to Product Mix, Upgrades to E-Commerce Website, and Optimization of Marketing Initiatives

•	Leverages PersonalizationMall.com’s Fully-Integrated, Proprietary Technology Platform to Drive Additional Omnichannel Offerings Across All Bed Bath & Beyond Concepts

•	Transaction Expected to be Slightly Accretive to Fiscal 2016 Earnings

UNION, New Jersey, November 23, 2016 — Bed Bath & Beyond Inc. (NASDAQ:BBBY) announced today that it has acquired PersonalizationMall.com (PMall.com), an industry-leading online retailer of personalized products based in Burr Ridge, Illinois, for approximately $190 million in cash, which reflects certain closing adjustments.

Over the past 18 years, PMall.com has developed a fully-integrated, proprietary technology platform that drives quality, speed and efficiency throughout the process of personalizing a breadth of products to each customer’s unique preference. PMall.com is a highly successful innovator of personalized products and currently offers an extensive assortment of products that can be customized through a variety of different personalization processes including sublimation, embroidery, digital printing, engraving, and sandblasting. PMall.com’s vertically integrated e-commerce platform includes an automated personalization process and rapid order fulfillment, resulting in a differentiated customer experience.

Bed Bath & Beyond remains focused on its mission to do more for and with its customers and to be viewed as the expert for the home, and to become the destination for customers’ needs and wants as they express their life interests and travel through their life stages; all through the expanding and differentiated products, services and solutions the Company offers. The acquisition of PMall.com expands the Company’s existing assortment in the growing product personalization category and brings a complementary portfolio of differentiated products that commemorate all of life’s events and special occasions such as weddings, birthdays, holidays and the welcoming of a child.

“We are delighted to welcome PersonalizationMall.com to Bed Bath & Beyond. They have built a tremendous business, and we are excited to support them as they advance their industry-leading position within the growing category of product personalization,” stated Steven H. Temares, Chief Executive Officer and Member of the Board of Directors of Bed Bath & Beyond Inc. “As we have said previously, we view personalization as a significant opportunity for us to create additional differentiation and enable us to do more for and with our customers.” Temares added, “We look forward to supporting PersonalizationMall.com as they continue to improve the customer experience by enhancing their product mix, upgrading their e-commerce website and driving optimization of their marketing initiatives. At the same time, we are excited by the opportunity to leverage their advanced personalization and production capabilities to create additional omnichannel offerings across all of our concepts.”

“I am very proud of the work our team has done in building PersonalizationMall.com into a market segment leader due to the ever-increasing demand for a wide range of quality personalized gift offerings,” said Dan Randolph, Founder and President, PersonalizationMall.com. “We are excited to be given the opportunity to realize the full potential of the PersonalizationMall.com brand in working together with Bed Bath & Beyond. Additionally, it is a great opportunity for our PMall Team to become part of such an admired company that is as committed to great customer service as we are.”

Bed Bath & Beyond funded the transaction using cash on hand, and expects the acquisition to be slightly accretive to its net earnings per diluted share for fiscal 2016. The acquisition of PMall.com is not anticipated to have a material effect on Bed Bath & Beyond’s fiscal 2016 third quarter ending on November 26, 2016. The Company’s fiscal 2016 third quarter results are scheduled to be reported on December 21, 2016.

Financial advisor to Bed Bath & Beyond on this transaction was Goldman, Sachs & Co. PersonalizationMall.com was advised by William Blair.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is a retailer selling a wide assortment of domestics merchandise and home furnishings which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon or Harmon Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products from the Company either in-store, online, with a mobile device or through a contact center. The Company generally has the ability to have customer purchases picked up in-store or shipped direct to the customer from the Company’s distribution facilities, stores or vendors. In addition, the Company operates Of a Kind, an e-commerce website that features specially commissioned, limited edition items from emerging fashion and home designers; One Kings Lane, an authority in home décor and design offering a unique collection of select home goods, designer and vintage items; and PersonalizationMall.com, an industry-leading online retailer of personalized products. The Company also operates Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward-Looking Statements

This press release may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors; competition from other channels of distribution; pricing pressures; liquidity; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; uncertainty in financial markets; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information; reputational risk arising from challenges to the Company’s or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements; new, or developments in existing, litigation, claims or assessments; changes to, or new, tax laws or interpretation of existing tax laws; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACT:

Janet M. Barth                (908) 613-5820